                                                                   EXHIBIT 10.15

                   MUTUAL CONSENT TO TERMINATION OF AGREEMENTS

        This Mutual Consent to Termination of Agreements ("Termination Agreement") is entered into as of March 19, 2003 between Oregon Trail Ethanol Coalition, L.L.C. ("OTEC") and U.S. Bancorp Piper Jaffray, Inc. ("U.S. Bancorp Piper Jaffray").

        WHEREAS, OTEC and U.S. Bancorp Piper Jaffray entered into an Agency Agreement on December 30, 2002 ("Agency Agreement") pursuant to which U.S. Bancorp Piper Jaffray agreed to act as OTEC's placement agent on a best efforts basis in connection with the offer and sale of membership units offered in the OTEC prospectus dated January 17, 2003, as amended March 5, 2003 (the "Prospectus"); and

        WHEREAS, OTEC and U.S. Bancorp Piper Jaffray entered into a Financial Services Agreement on December 30, 2002 ("Financial Services Agreement") pursuant to which U.S. Bancorp Piper Jaffray agreed to assist OTEC with developing and evaluating financing strategies and to assist OTEC in securing the required debt financing for its project;

        WHEREAS, OTEC and U.S. Bancorp Piper Jaffray both desire to terminate the Agency Agreement and the Financial Services Agreement.

        NOW THEREFORE, in recognition of the above the parties hereto agree as follows:

        1. Termination and Effective Date. The parties hereby agree to terminate the Agency Agreement and the Financial Services Agreement and further agree that the termination of such agreements shall be effective as of the date that (a) OTEC's post effective amendment relating to this Termination Agreement is declared effective by the Securities and Exchange Commission ("SEC"); and (b) approval is received from the National Association of Securities Dealers, Inc. ("NASD") regarding the change in OTEC's placement agent to Northland Securities, Inc. ("Effective Date"); provided, however, the Effective Date shall not be later than March 21, 2003, and if such SEC effectiveness of the OTEC post-effective amendment or NASD approval is not received by such date, the termination of the Agency Agreement and Financial Services Agreement shall be effective on March 21, 2003. Execution of this Termination Agreement shall not affect any change in the survivability of those provisions in the Agency Agreement and the Financial Services Agreement which by their terms survive the termination of such agreements, including Sections 5, 6, 7 and 12 of the Financial Services Agreement and Section 7 of the Agency Agreement. The parties hereto agree that, subject to the limitations and procedures set forth therein, the indemnification obligations set forth in Section 7 of the Financial Services Agreement and Section 7 of the Agency Agreement shall also apply to third party arising after the effective date of this Termination Agreement.

        2. No Fee Obligation. Upon the effective date of this Termination Agreement, OTEC shall have no obligation to pay U.S. Bancorp Piper Jaffray, and U.S. Bancorp Piper Jaffray shall not be entitled to receive, any fees under either the Agency Agreement or the Financial Services Agreement.

        3. Return of Expense Retainer. U.S. Bancorp Piper Jaffray shall return to OTEC $45,674.85 which represents the unused portion of the Expense Retainer (as defined in the Financial Services Agreement) upon the Effective Date of this Termination Agreement.

        4. Miscellaneous. This Termination Agreement shall be amended or supplemented only by a written instrument executed by each of the parties hereto. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of March 19, 2003.

OREGON TRAIL ETHANOL COALITION, L.L.C.         U.S. BANCORP PIPER JAFFRAY, INC.


By:      /s/ Mark L. Jagels                    By:     /s/ David B. Holden
    ---------------------------------              ----------------------------

Its:     Chairman of the Board                 Its:     Managing Director
    ---------------------------------              ----------------------------